                                                                    EXHIBIT 99.2

                         D&K Healthcare Resources, Inc.
                     Unaudited Pro Forma Combined Condensed
                              Financial Statements

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to D&K Healthcare Resources, Inc.'s ("D&K Healthcare") acquisition of Walsh HealthCare Solutions, Inc. ("Walsh") on December 5, 2003 (the "Acquisition"), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These unaudited pro forma financial statements were prepared as if the Acquisition had been completed as of July 1, 2002, with respect to the statements of operations, and as of September 30, 2003, with respect to the balance sheet.

D&K Healthcare's fiscal year end is June 30, whereas Walsh's fiscal year end is April 30. The following unaudited pro forma combined condensed balance sheet as of September 30, 2003 includes the historical balance sheets of D&K Healthcare and Walsh as of September 30, 2003 and July 31, 2003, respectively. The unaudited pro forma combined condensed statement of operations for the three months ended September 30, 2003 includes the historical statements of operations of D&K Healthcare and Walsh for their three months ended September 30, 2003 and July 31, 2003, respectively. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 2003 includes the historical statements of operations of D&K Healthcare and Walsh for their fiscal years ended June 30, 2003 and April 30, 2003, respectively.

The unaudited pro forma combined condensed financial statements are based upon the respective historical financial statements of D&K Healthcare and Walsh. These unaudited pro forma combined condensed financial statements should be read in conjunction with: (i) D&K Healthcare's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed on November 12, 2003; (ii) D&K Healthcare's Annual Report on Form 10-K for the year ended June 30, 2003, filed on September 29, 2003; (iii) Walsh's audited financial statements for the year ended April 30, 2003, included in this Form 8-K as exhibit 99.1; and (iv) the accompanying notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Walsh. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma combined condensed financial statements are intended for informational purposes only and, in the opinion of management, are not indicative of the financial position or results of operations of D&K Healthcare after the Acquisition or the financial position or results of operations had the Acquisition actually been effected as of the dates indicated, nor are they indicative of the future financial position or results of operations.

The unaudited pro forma combined condensed financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

D&K HEALTHCARE RESOURCES, INC.
PRO FORMA COMBINED CONDENSED  BALANCE SHEET
AT SEPTEMBER 30, 2003

                                                           30-SEP-03    31-JUL-03                PRO FORMA     PRO FORMA
                                                             D&K          WALSH      COMBINED   ADJUSTMENTS     COMBINED
                                                           ----------------------    --------   -----------     --------
                                ASSETS

Cash                                                       $  12,517    $     127   $  12,644   $       -      $  12,644
Receivables, net                                             100,507       50,223     150,730                    150,730
Inventories                                                  321,856       89,209     411,065      (3,524) a     407,541
Deferred income taxes                                          2,119        1,247       3,366       2,515  e       5,881
Other current assets                                           8,995        1,219      10,214                     10,214
                                                           ----------------------   ---------   ---------      ---------
          Total current assets                               445,994      142,025     588,019      (1,009)       587,010
                                                           ----------------------   ---------   ---------      ---------

Property and equipment, net                                   10,814       13,013      23,827        (719) b   $  23,108
Deferred income taxes                                          1,130                    1,130      (1,130) e           -
Other assets                                                   7,803        2,144       9,947                      9,947
Goodwill, net                                                 44,105        1,536      45,641      13,266  c      58,907
Other intangible assets, net                                   1,769                    1,769       5,199  d       6,968
                                                           ----------------------   ---------   ---------      ---------
          Total assets                                     $ 511,615    $ 158,718   $ 670,333   $  15,607      $ 685,940
                                                           ======================   =========  ==========      =========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Current maturities of long-term debt & capital leases   $   1,510    $  75,899   $  77,409   $ (75,899) g   $   1,510
   Accounts payable                                          174,357       57,198     231,555                    231,555
   Accrued expenses                                           10,287        3,549      13,836       3,720  f      17,556
   Other current liabilities                                   1,248                    1,248                      1,248
                                                           ----------------------   ---------   ---------      ---------
      Total current liabilities                              187,402      136,646     324,048     (72,179)       251,869

Long-term debt and capital leases                            149,689        2,874     152,563     101,540  g     254,103
Other long-term liabilities                                    3,707        3,360       7,067      (2,241) h       4,826
Deferred income taxes                                             --        3,707       3,707         618  e       4,325
                                                           ----------------------   ---------   ---------      ---------
      Total liabilities                                      340,798      146,587     487,385      27,738        515,123
                                                           ----------------------   ---------   ---------      ---------

Stockholders' Equity
   Common stock                                                  152           75         227         (75) i         152
   Accumulated comprehensive income                           (1,179)                  (1,179)                    (1,179)
   Deferred compensation - restricted stock                   (1,105)                  (1,105)                    (1,105)
   Paid-in capital                                           125,502                  125,502                    125,502
   Treasury stock                                            (12,226)                 (12,226)                   (12,226)
   Retained earnings                                          59,673       12,056      71,729     (12,056) i      59,673
                                                           ----------------------   ---------   ---------      ---------
      Total stockholders' equity                             170,817       12,131     182,948     (12,131)       170,817
                                                           ----------------------   ---------   ---------      ---------
      Total liabilities and stockholders' equity           $ 511,615    $ 158,718   $ 670,333   $  15,607      $ 685,940
                                                           ======================   =========   =========      =========

D&K HEALTHCARE RESOURCES, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

                                                        30-SEP-03    31-JUL-03                    PRO FORMA      PRO FORMA
                                                           D&K         WALSH       COMBINED      ADJUSTMENTS      COMBINED
                                                       -----------------------     --------      -----------     ---------
Net Sales                                              $ 478,548    $ 184,986     $ 663,534        $    -        $ 663,534
Cost of Sales                                            460,460      178,229       638,689                        638,689
                                                       ----------------------     ---------        ------        ---------

      Gross profit                                        18,088        6,757        24,845             -           24,845

Depreciation and Amortization                                656          870         1,526           134  k         1,660

Operating Expenses                                        12,532        5,717        18,249                         18,249
                                                       ----------------------     ---------        ------        ---------

           Income from operations                          4,900          170         5,070          (134)           4,936
                                                       ----------------------     ---------        ------        ---------
Other Income (Expense):

     Interest expense, net                                (2,147)      (1,198)       (3,345)          413  l        (2,932)

     Other, net                                               36          173           209                            209
                                                       ----------------------     ---------        ------        ---------
                                                          (2,111)      (1,025)       (3,136)          413           (2,723)
                                                       ----------------------     ---------        ------        ---------

          Income (loss) before income tax provision        2,789         (855)        1,934           279            2,213

Income Tax Provision                                      (1,088)         260          (828)         (109) m          (937)

Minority Interest                                           (234)         147           (87)         (147) n          (234)
                                                       ----------------------     ---------        ------        ---------

     Net income (loss) from continuing operations      $   1,467    $    (448)    $   1,019        $   23        $   1,042
                                                       ======================     =========        ======        =========

Earnings Per Share - Basic                             $    0.11                                                 $    0.07
                                                       =========                                                 =========

Basic common shares outstanding                           13,956                                                    13,956
                                                       =========                                                 =========

Earnings Per Share - Diluted                           $    0.10                                                 $    0.07
                                                       =========                                                 =========

Diluted common shares outstanding                         14,194                                                    14,194
                                                       =========                                                 =========

D&K HEALTHCARE RESOURCES, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2003

                                                       30-JUN-03    30-APR-03                     PRO FORMA      PRO FORMA
                                                         D&K          WALSH        COMBINED      ADJUSTMENTS      COMBINED
                                                       ----------------------      --------      -----------      --------
Net Sales                                              $2,223,388   $ 893,107     $ 3,116,495     $     -        $ 3,116,495

Cost of Sales                                           2,132,689     857,960       2,990,649                      2,990,649
                                                       ----------------------     -----------     -------        -----------

      Gross profit                                         90,699      35,147         125,846           -            125,846

Depreciation and Amortization                               2,492           -           2,492         537  k           3,029

Operating Expenses                                         51,820      25,583          77,403                         77,403
                                                       ----------------------     -----------     -------        -----------

          Income from operations                           36,387       9,564          45,951        (537)            45,414
                                                       ----------------------     -----------     -------        -----------
Other Income (Expense)

     Interest expense                                     (11,070)     (5,106)        (16,176)      2,114  l         (14,062)

     Interest income                                          410           -             410                            410

     Equity in earnings of unconsolidated affiliates            -       1,125           1,125                          1,125

     Securitization termination costs                      (2,008)          -          (2,008)                        (2,008)

     Gain on sale of Walsh Dohmen Southeast, L.L.C.             -       4,062           4,062                          4,062

     Other, net                                               (13)       (824)           (837)                          (837)
                                                       ----------------------     -----------     -------        -----------
                                                          (12,681)       (743)        (13,424)      2,114            (11,310)
                                                       ----------------------     -----------     -------        -----------

          Income before income tax provision               23,706       8,821          32,527       1,577             34,104

Income Tax Provision                                       (9,058)     (2,855)        (11,913)       (615) m         (12,528)

Minority Interest                                            (713)     (1,134)         (1,847)      1,134  n            (713)
                                                       ----------------------     -----------     -------        -----------

          Net income from continuing operations        $   13,935   $   4,832     $    18,767     $ 2,096        $    20,863
                                                       ======================     ===========     =======        ===========

Earnings Per Share - Basic                             $     0.98                                                $      1.46
                                                       ==========                                                ===========

Basic common shares outstanding                            14,328                                                     14,328
                                                       ==========                                                ===========

Earnings Per Share - Diluted                           $     0.95                                                $      1.42
                                                       ==========                                                ===========

Diluted common shares outstanding                          14,513                                                     14,513
                                                       ==========                                                ===========

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

     1.  BASIS OF PRO FORMA PRESENTATION

         On December 5, 2003, by way of a merger of a wholly owned subsidiary of D&K Healthcare Resources, Inc. ("D&K Healthcare") with and into Walsh HealthCare Solutions, Inc. ("Walsh"), D&K Healthcare acquired all of the outstanding shares of Walsh, a family-owned, full-service pharmaceutical distributor with distribution centers located in San Antonio and Texarkana, Texas and Paragould, Arkansas. The aggregate purchase price of $104.4 million in cash includes the repayment of all Walsh bank debt and other direct acquisition costs. D&K utilized its existing revolving credit facility to finance the transaction.

         D&K Healthcare expects the acquisition of Walsh to increase its penetration in existing markets and expand its presence in markets not currently served.

         The unaudited pro forma combined condensed balance sheet as of September 30, 2003 was prepared by combining the historical consolidated condensed balance sheet data as of September 30, 2003 for D&K Healthcare and the historical condensed balance sheet data as of July 31, 2003 for Walsh, as if the merger had been consummated on September 30, 2003.

         The unaudited pro forma combined condensed statements of operations for the year ended June 30, 2003 and for the three months ended September 30, 2003 give effect to the Acquisition as if it had occurred on July 1, 2002. The unaudited pro forma combined condensed consolidated statement of operations for the twelve months ended June 30, 2003 combine the results of operations of D&K Healthcare for its fiscal year ended June 30, 2003 and Walsh for its fiscal year ended April 30, 2003. The unaudited pro forma combined condensed statement of operations for the three months ended September 30, 2003 combine the results of operations of D&K Healthcare for the three months ended September 30, 2003 and Walsh for the three months ended July 31, 2003.

     2.  PURCHASE PRICE ALLOCATION

         The following represents the preliminary allocation of the purchase price paid for Walsh based on the estimated fair values of the acquired assets and assumed liabilities of Walsh as of December 5, 2003. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Walsh's assets and liabilities becomes available.

         The unaudited pro forma combined condensed financial statements reflect a total initial purchase price of $104.4 million (the "Initial Purchase Price"), consisting of the following: (i) the payment of the initial cash consideration of $103.8 million, (ii) estimated transaction costs of $1.2 million, and (iii) a decrease in the purchase price of $0.6 million for the working capital adjustment of Walsh on the date of Acquisition. Under the purchase method of accounting, the Initial Purchase Price is allocated to Walsh's net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. The preliminary purchase price allocation as of December 5, 2003 is as follows (in thousands):

                                                       At December 5, 2003
                                                       -------------------
Current assets                                           $   154,392
Property and equipment                                        11,574
Other assets                                                     994
Intangible assets                                              5,199
Goodwill                                                      19,079
                                                         -----------
     Total assets acquired                                   191,238
                                                         -----------
Current liabilities                                           82,053
Long-term liabilities                                          4,771
                                                         -----------
     Total liabilities assumed                                86,824
                                                         -----------
Net assets acquired                                      $   104,414
                                                         ===========

         The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. The valuation of intangible assets was based in part on the assistance from an independent valuation firm. D&K Healthcare has preliminarily allocated approximately $5.1 million of the purchase price to a "Customer Relationship" intangible asset, an amortizable intangible asset with an estimated useful life of ten years, and approximately $0.1 million of the purchase price to "Trade Name" intangible asset, an amortizable intangible asset with an estimated useful life of three years. The fair values of the Customer Relationship and the Trade Name intangible assets were determined considering the "income", "market" and "cost" valuation approaches.

         As of December 5, 2003, a preliminary estimate of $19.1 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of Walsh will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

         There were no historical transactions between D&K Healthcare and Walsh.

     3.  PRO FORMA ADJUSTMENTS

         The unaudited pro forma combined condensed balance sheet and statements of operations give effect to the following pro forma adjustments:

         BALANCE SHEET

             a.   To adjust inventory to fair market value.

             b. To adjust the historical values of Walsh's property and equipment to the estimated fair value as of the date of Acquisition based in part on the assistance from an independent valuation firm.

             c. To reflect goodwill of $13.3 million based on the financial position of Walsh as of July 31, 2003.

             d. To reflect the acquisition of the two identifiable intangible assets ("Customer Relationship" and "Trade Name"). The valuation of these intangible assets was based in part on the assistance from an independent valuation firm.

             e. To reflect deferred taxes resulting from the purchase accounting entries discussed herein including reclassifications based on combined deferred tax balances.

             f. To reflect an accrual for estimated costs associated with the transaction.

             g. To pay off Walsh debt and recognize debt associated with financing of the Acquisition.

             h. To eliminate minority interest in affiliate that became 100% owned upon Acquisition.

             i. To reflect the elimination of Walsh's historical stockholders' equity upon Acquisition.

         STATEMENT OF OPERATIONS

             k. To reflect the amortization of intangible assets over an estimated weighted-average useful life of 10 years.

             l. To reflect the decrease in interest expense resulting from the issuance of debt to finance the purchase price. The interest rate on new debt of $104.4 million is assumed to be 3.05%. A change of -1/8 % in the interest rate would result in a change in annual interest expense and net income of $130,000 and $80,000 before and after taxes, respectively.

             m.   Tax effect of pro forma adjustments at statutory tax rate.

             n. To eliminate minority interest in affiliate that became 100% owned upon Acquisition.